Exhibit 10.4

EXECUTION COPY

SECURITY AGREEMENT (ALL ASSETS)

SECURITY AGREEMENT (ALL ASSETS) (as may be amended, restated, supplemented and/or otherwise modified from time to time, this “Security Agreement”) dated as of March 31, 2010 from MDRNA, Inc., a Delaware corporation (“Borrower”), Atossa HealthCare, Inc., a Delaware corporation (“Healthcare”), MDRNA Research, Inc., a Delaware corporation (“Research”), Calais Acquisition Corp., a Delaware corporation (“Merger Sub”)(Healthcare, Research and Merger Sub being hereinafter referred to, collectively, as “Guarantors” and, individually, as a “Guarantor”) (Borrower and each Guarantor being hereinafter referred to, collectively, as “Obligors” and, individually, as an “Obligor”), to Cequent Pharmaceuticals, Inc., a Delaware corporation (“Secured Party”).

WITNESSETH:

WHEREAS, Borrower and Secured Party are entering into that certain Loan Agreement dated as of the date hereof (as amended, restated, supplemented and/or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Secured Party will establish a facility for a term loan (the “Loan”) that may be advanced to the Borrower in installments; and

WHEREAS, the Loan is evidenced by the Borrower’s promissory note (as amended, restated, supplemented and/or otherwise modified from time to time, the “Note”) in an aggregate face principal amount of $3,000,000, payable to the order of Secured Party; and

WHEREAS, pursuant to a Guaranty Agreement dated as of the date hereof (the “Guaranty”), the Guarantors guarantee all of the obligations of the Borrower under and in respect of the Loan Agreement and the Note, among other things; and

WHEREAS, the Guarantors are wholly-owned subsidiaries of the Borrower and participate in a common business enterprise with the Borrower; and

WHEREAS, the Secured Party’s agreement to enter into the Loan Agreement is and will be beneficial to Borrower and to each other Obligor, as each such Obligor has a significant economic interest in the strength and success of the Borrower;

WHEREAS, a condition to the Secured Party entering into the Loan Agreement, the Secured Party requires that the Obligors grant to the Secured Party a security interest in the Collateral (as defined in Section 1);

NOW, THEREFORE, in consideration of the Secured Party entering into the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby act and agree as follows:

1. Definitions. As used in this Security Agreement, the following terms have the following meanings:

“Collateral” – All of the following now or hereafter existing or owned by any Obligor or in which any Obligor shall now or hereafter have any interest:

(a) all Equipment;

(b) all Receivables;

(c) all contracts and contract rights; all rights to the payment of money; all obligations owing to any Obligor of every kind and nature; and all tax refunds of every kind and nature, including, without limitation, loss carryback refunds; and all of the foregoing whether now existing or hereafter acquired or arising;

(d) all Inventory;

(e) all Intellectual Property Rights;

(f) all general intangibles, goodwill, customer lists, choses in action, chattel paper, insurance policies, bank deposits, deposit accounts, checking accounts, certificates of deposit, money, cash, securities (whether certificated or uncertificated), securities accounts, security entitlements, commodity contracts, commodity accounts, documents and instruments (whether negotiable or non-negotiable and regardless of attachment to chattel paper), whether arising out of, relating to or evidencing all or any of the foregoing Collateral or otherwise, and all whether now existing and owned by any Obligor or hereafter acquired or arising;

(g) all liens, guaranties, securities, rights, remedies and privileges pertaining to, and all products and proceeds (including, without limitation, insurance proceeds) of and all accessions to, any of the foregoing items of Collateral (all whether now existing and owned by any Obligor or hereafter arising or acquired); and

(h) all information, data, files, writings, correspondence, books and records (including, without limitation, all electronically recorded data) relating to any of the foregoing items of Collateral (all whether now existing and owned by any Obligor or hereafter arising or acquired);

provided, however, that Collateral shall not include the Excluded Property.

“Default Rate” – A rate per annum equal to the highest default rate applicable to the Loan.

“Equipment” – All of each Obligor’s machinery, equipment, tools, furniture, furnishings and fixtures, including, without limitation, all processing and manufacturing equipment, machine tools, data processing and computer equipment, tools, dies, molds, motor vehicles, rolling stock, trailers, airplanes, vessels and other equipment of every kind and description, and all accessions, additions, substitutions or replacements to or for any of the foregoing and all attachments, components, accessories, parts and supplies relating thereto; all whether now owned or existing or hereafter arising or acquired, whether movable or affixed, and wherever located.

“Event of Default” – The occurrence of any one or more of the following: (i) any “Event of Default” as defined in any Loan Document; or (ii) any representation or warranty by any Obligor contained in this Security Agreement shall prove to have been inaccurate or incomplete in any material respect on the date when made; or (iii) the failure or default by any Obligor under any of Sections 4(a), 4(c), 4(d), 4(f), 4(h) or 4(i); or (iv) any failure by any Obligor to perform or observe any of its other obligations or agreements under this Security Agreement, which failure remains uncured for ten (10) days after the earlier of (A) the date when notice thereof has been given to the Obligors, or (B) the date when any executive officer of any Obligor first has knowledge (or should reasonably have knowledge) of such failure or of the facts or circumstances giving rise thereto.

“Excluded Property”– Each of the following: (i) any permit or license issued by a Governmental Authority to an Obligor or any agreement, contract or lease to which an Obligor is a party, in each case, only to the extent and for so long as the terms of such permit, license, agreement, contract or lease or any applicable law validly and effectively prohibit the creation by an Obligor of a security interest in such permit, license or agreement in favor of the Secured Party (after giving effect to Sections 9-406(d), 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the United States Bankruptcy Code) or principles of equity); and (ii) equipment owned by an Obligor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or capital lease obligation permitted to be incurred pursuant to the provisions of the Loan Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capital lease obligation) validly prohibits the creation of any other Lien on such Equipment;

provided, however, that Excluded Property shall not include any proceeds of any property referred to in clauses (i) or (ii) or any substitutions or replacements of any property referred to in clause (i) or (ii).

“Intellectual Property Rights” – All of each Obligor’s U.S. and foreign (i) patents, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon, including, without limitation, the registered (or applied for) patents described on Exhibit A hereto, (ii) inventions (whether or not patentable), (iii) trademarks, service marks, trade names, service names, brand names, trade dress rights, and logos (in each case regardless whether registered) and goodwill associated with any of the foregoing, including, without limitation, the registered (or applied for) trademarks (if any) described on Exhibit A hereto, (iv) Internet domain name registrations, (v) copyrights (regardless whether registered), including, without limitation, the registered (or applied for) copyrights (if any) described on Exhibit A hereto, (vi) trade secrets and confidential business information (including, without limitation, ideas, concepts, formulae, know-how, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information), (vii) registrations and applications for registration for the foregoing, and (viii) all other intellectual property rights and the goodwill of the business associated with each of the foregoing, together with all right, title and interest of such Obligor therein, including, without limitation, all common law rights, registrations, renewals of registrations, applications for new uses, the right to sue for past, present and future infringements thereof, and all other intellectual property rights necessary and proper to the continuation of the business associated with and symbolized by any of the foregoing.

“Inventory” – All goods now owned or hereafter acquired by any Obligor and intended for sale, all raw materials, parts, work-in-process, finished goods, and all materials and supplies which are used or which may be used in manufacturing, selling, packing, shipping, advertising or furnishing of goods, whether now owned or hereafter acquired or created and wherever located, as well as all proceeds (including, without limitation, insurance proceeds) of any of the foregoing.

“Lien” – Any lien, charge, encumbrance or security interest, whether voluntary or involuntary.

“Loan Documents” – This Security Agreement, the Loan Agreement, the Note, the Guaranty, the Patent Security Agreement (and any replacement thereof or substitutions therefor) and any other instruments, documents or other agreements made by any one or more of the Obligors with or in favor of the Secured Party, in connection with the Loan, whether now existing or hereafter entered into or delivered.

“Obligations” – Any and all indebtedness, liabilities or obligations of any Obligor, joint or several, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, to or for the benefit of the Secured Party arising out of or provided for in any of the Loan Documents or the Merger Agreement, such term to include obligations to perform acts and refrain from taking action as well as obligations to pay money.

“Person” – As defined in the Loan Agreement.

“Premises” – All locations owned, leased, operated or used by any Obligor, all of which are listed on Exhibit B hereto together with the record owner of each such location.

“Receivables” – All of each Obligor’s accounts (as defined in the UCC), accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to any Obligor from any Person for goods (as defined in the UCC) sold by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, all right, title and interest of the relevant Obligor in the goods or services that have given rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; all whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to any Obligor.

“UCC” – The Uniform Commercial Code as in effect from time to time in Massachusetts (or any other relevant jurisdiction, as the case may be).

Capitalized terms defined in the Loan Agreement and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement. Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by “any” shall be taken to indicate any number of the members of the relevant class.

2. Grant of Security Interest. As security for the full and timely satisfaction of the Obligations, each Obligor hereby grants to the Secured Party, a continuing security interest in the Collateral, and in each item thereof, all to the maximum extent that such Obligor has an interest therein or at any time in the future obtains such an interest.

3. Representations and Warranties. Each Obligor represents and warrants to the Secured Party that:

(a) The execution, delivery and performance by each Obligor of this Security Agreement, including the security interests herein granted or intended to be granted, has been duly authorized by all necessary corporate and other action and does not and will not:

(i) require any waiver, consent or approval of such Obligor’s stockholders, any governmental authority or any other Person, other than any such waiver, consent or approval which has been heretofore obtained;

(ii) contravene the charter or by-laws or other organizational documents of such Obligor;

(iii) violate any provision of, or require any filing (other than the filing of financing statements under the UCC with respect to the security interests herein granted), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Obligor;

(iv) result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Obligor is party or by which it or any of its properties may be bound or affected; or

(v) result in, or require, the creation or imposition of any Lien (other than as created hereunder) upon or with respect to any of the properties now owned or hereafter acquired by such Obligor.

(b) This Security Agreement has been duly executed and delivered on behalf of each Obligor and is a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms.

(c) No Obligation has been or will hereafter be incurred on account of personal, family or household purposes.

(d) The principal place of business and chief executive offices of each Obligor are currently located at 3830 Monte Villa Parkway, Bothell, Washington 98021 and all of the books and records of each Obligor are kept at that location or at one of the locations described on Exhibit B. All of the tangible Collateral is and will be kept at the Premises. Except as otherwise described on Exhibit B, an Obligor is the record owner of all of the Premises.

(e) Except as otherwise described on Exhibit C, no Obligor conducts business under any trade name or style other than its corporate or other entity name and no Obligor has used any other name within the last five years.

(f) Each Obligor owns the Collateral free and clear of all Liens except (i) Liens in favor of the Secured Party, and (ii) Liens that are expressly permitted by Section 4.1(b) of the Loan Agreement.

(g) Except as shown on Exhibit A hereto, none of the Intellectual Property Rights owned by any Obligor is the subject of any state or federal registration or any application therefor.

(h) This Security Agreement, coupled with the filing of appropriate UCC financing statements with the filing offices listed on Exhibit D hereto (these being the only locations in which such filing is required by the UCC in order to perfect the security interests granted herein), creates in favor of the Secured Party a valid and perfected first priority security interest in all of the Collateral (except that no representation is made as to perfection or priority of any security interest in motor vehicles and no representation is made as to priority of any security interest in fixtures), which security interest secures the Obligations.

(i) Exhibit E hereto contains a true and complete list of all of each Obligor’s bank accounts, brokerage accounts and other accounts holding any investment securities and any other securities of any nature held or owned by any Obligor.

4. Covenants. (a) Payment and Performance. The Obligors jointly and severally agree to pay unconditionally when due or within any applicable grace or cure period (or on demand, if so payable) each Obligation and to perform duly and punctually each Obligation.

(b) Further Assurances. The Obligors will from time to time, at their expense, upon the Secured Party’s request, promptly execute and deliver all such further instruments and documents, and take all such further action, as may be necessary or that the Secured Party may reasonably request in order to perfect and/or protect the security interests granted or intended to be granted hereby or to enable the Secured Party to enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation: executing and delivering written assignments of Receivables (but failure to deliver the same shall not affect or limit the Secured Party’s security interest therein); furnishing copies of invoices relating to Receivables; identifying Equipment; furnishing the originals of all bills of lading, trust receipts and warehousemen’s receipts, with such endorsements as may be required by the Secured Party; stamping chattel paper to reflect the Secured Party’s security interest or delivering same to the Secured Party; and executing and filing financing statements. Each Obligor hereby authorizes the Secured Party to file financing or continuation statements and amendments thereto relating to Collateral without the signature of such Obligor. With respect to such contracts and contract rights as are by their terms non-assignable, each Obligor agrees: (i) to hold same in trust for the benefit of the Secured Party, (ii) at any time or from time to time (if the Secured Party shall so request) to use its reasonable efforts to seek the approval of the other parties to the relevant contracts so that assignment to the Secured Party will be permitted and (iii) at the request of the Secured Party, to assign to the Secured Party all rights in and to said contracts and contract rights to the maximum extent that same may from time to time be assignable. Notwithstanding the foregoing, the Obligors will not be required to re-title motor vehicles or to note the interest of the Secured Party on the certificate of title for any motor vehicle unless an Event of Default has occurred.

(c) Information. Each Obligor shall maintain complete and accurate records of all of its Collateral and its dealings with respect thereto. Upon reasonable notice from time to time during normal business hours (and at any time and without notice after the occurrence and during the continuance of any Event of Default), the Obligors shall permit the Secured Party and its employees, representatives and agents access to the Premises and the Secured Party shall have the right to inspect the Collateral and make copies of such books and records. The Obligors shall from time to time furnish to the Secured Party such information concerning the Collateral as the Secured Party may reasonably request, and will promptly notify the Secured Party if any representation or warranty of any Obligor in Section 3 hereof becomes inaccurate, incomplete or misleading in any material respect. Without limiting the generality of the foregoing, the Obligors will promptly upon the Secured Party’s request provide the Secured Party with a written listing of all Collateral.

(d) Insurance. The Obligors shall at their expense maintain fire and extended coverage insurance policies insuring the Inventory and the Equipment, with responsible and reputable insurance companies or associations, in amounts sufficient to provide for full replacement cost coverage (with agreed amount endorsement) and in any event not less than the amount necessary to avoid co-insurance. All such casualty insurance shall name the Secured Party as secured party and loss payee. All policies of such insurance shall contain a provision forbidding cancellation of such insurance either by the carrier or by the insured without at least 30 days’ prior written notice to the Secured Party. Not less than 30 days prior to the expiration date of any such insurance policy, the Obligors shall deliver to the Secured Party certificates of the renewal or replacement of such insurance (with evidence of premiums having been paid) from the insurer or a reputable insurance broker.

Following any damage to or destruction of any of the Collateral, the parties shall cooperate in order to recover any applicable proceeds of insurance, with the Obligors to have primary responsibility to recover the proceeds. All insurance proceeds shall be paid to the Secured Party. From such proceeds, if any, as are actually received by the Secured Party, the Secured Party shall provide for the payment or reimbursement of its reasonable expenses (if any) of obtaining the recovery as reasonably determined by the Secured Party. The Secured Party shall then give notice to the Obligors of such expenses and of the amount of the remaining proceeds actually held by the Secured Party (the “Net Proceeds”). If the Net Proceeds are less than $100,000 and no Default or Event of Default shall have occurred and be then continuing, the Secured Party shall pay the same to Obligors for their use. If the Net Proceeds are more than $100,000, if the Obligors desire to use any or all of the Net Proceeds held by the Secured Party for repair, restoration or replacement of the Collateral, the Obligors shall request same from the Secured Party within 30 days after receipt of the aforesaid notice of the amount of the Net Proceeds. Provided that all of the below-described Readvancement Conditions shall have been satisfied as at the time of each release of all or any portion of the Net Proceeds held by the Secured Party, the Secured Party, subject to the other requirements described below, will permit the use of the Net Proceeds held by the Secured Party, to the extent required, for such repair, restoration and replacement. As used herein, the term “Readvancement Conditions” means each of the following: (1) no Event of Default, nor any event or circumstance which with the passage of time or the giving of notice or both could become an Event of Default, shall have occurred and be then continuing, and (2) the Net Proceeds held by the Secured Party, in the reasonable opinion of the Secured Party, shall be sufficient for the purpose of the required repair, restoration and replacement (or, if insufficient, the Obligors shall have deposited with the Secured Party, for application as provided in this Section, additional funds in the amount of such insufficiency). Any disbursement of such Net Proceeds and such additional funds, if any, will be made subject to the reasonable requirements imposed by the Secured Party, including, without limitation, requirements as to certification by an architect or engineer, approval of plans, obtaining waivers of liens, and the receipt of requisitions, affidavits and opinions in form and substance reasonably satisfactory to the Secured Party. If, for any reason, the Collateral is not promptly so repaired, restored and replaced (or if there shall be any of such Net Proceeds or additional funds remaining after such repair, restoration and replacement have been fully completed), the Net Proceeds and additional funds, if any (or the balance thereof so remaining) actually held by the Secured Party shall (A) be applied first against payment of the Obligations to the extent then due (being applied in the order provided for in the Loan Agreement) and (B) after payment of the Obligations then due may, at the option of the Secured Party, be held by the Secured Party as further security for any Obligations which may thereafter come due. If any of the Readvancement Conditions shall not have been satisfied at any time when any Net Proceeds and/or any such additional funds remain in the control of the Secured Party, the Secured Party may, in its sole discretion, either apply the Net Proceeds and additional funds, if any, within its control to the outstanding Obligations (being applied in the order provided for in the Loan Agreement) and/or use any or all of such Net Proceeds and additional funds, if any, for the repair, restoration or replacement of the Collateral. Each Obligor hereby grants to the Secured Party full power and authority, as attorney-in-fact irrevocable of such Obligor, to act after the occurrence of an Event of Default in order to cancel or transfer the insurance described in this Section, to collect and endorse any checks issued in the name of such Obligor and to retain any premium or proceeds and to apply the same to the debt secured hereby. Upon default by any Obligor hereunder and exercise by the Secured Party of any of its rights or remedies hereunder, each such insurance policy, including the right to unearned premiums, shall become property of the Secured Party.

(e) Receivables. Each Obligor shall notify the Secured Party promptly of all material disputes with respect to its Receivables. No Obligor shall, without the prior written consent of the Secured Party, settle or adjust any dispute or claim which (together with all other such settlements or adjustments relating to the Receivables of any Obligor) in any fiscal quarter would exceed $25,000 nor shall any Obligor grant any material discount, credit or allowance except in the ordinary course of such Obligor’s business nor accept any return of merchandise except in the ordinary course of such Obligor’s business without the Secured Party’s consent. Upon the occurrence of any Event of Default and while it is continuing, the Secured Party may settle or adjust disputes or claims directly with customers or account debtors for amounts and upon terms which it considers reasonably advisable; in all such cases, the relevant Obligor will be credited only with amounts actually received by the Secured Party; and where any Obligor receives collateral of any kind by reason of transactions between itself and its customers or account debtors, it will hold the same on the Secured Party’s behalf, subject to the Secured Party’s instructions, and as property forming part of the Collateral. Upon the occurrence of an Event of Default and while it is continuing, the Secured Party or its designee may at any time notify each

Obligor’s customers or account debtors of the Secured Party’s security interest in Receivables, collect the same directly and charge the collection costs and expenses to the Obligors; whenever the Secured Party deems it desirable that any legal or other action be instituted in order to collect any Receivable, the Secured Party may at its option reassign any such Receivable to an Obligor (and any such reassignment shall be deemed to be without recourse to the Secured Party in any event) and require the Obligors to proceed with such legal or other action at the Obligors’ sole liability, cost and expense, in which event all amounts collected by any Obligor on such Receivable shall nevertheless be subject to this Security Agreement; and the Obligors jointly and severally agree to pay to the Secured Party a reasonable collection charge on all Receivables collected by the Secured Party under this Security Agreement. If the Secured Party elects that the Obligors continue to collect their Receivables after the occurrence of an Event of Default, each Obligor will collect its Receivables as the Secured Party’s collection agent, hold such collections in trust for the Secured Party without commingling the same with other funds of any Obligor and, if requested, by the Secured Party, will promptly, on the day of receipt thereof, transmit such collections to the Secured Party in the identical form in which they were received by the relevant Obligor, with such endorsements as may be appropriate. Further, and without limitation of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Party may, at its option, establish a lockbox arrangement to collect and hold the Receivables and each Obligor will thereupon irrevocably direct its account debtors to make all payments to said lockbox.

(f) Title; Sale or Removal of Collateral. No Obligor shall create or suffer to exist any Lien in or on any of the Collateral, except the Lien of the Secured Party and other Liens that are expressly permitted by Section 4.1(b) of the Loan Agreement. Except for dispositions of assets that are expressly permitted by Section 4.2(e) of the Loan Agreement and Section 4.03(d)(iii) of the Merger Agreement, no Obligor shall, without the Secured Party’s prior written approval, sell, transfer or remove from the Premises or otherwise dispose of any of the Collateral. No Collateral will be located at any premises other than as described in Section 3(d) above. Each Obligor (i) shall maintain books and records relating to Collateral only as described in Section 3(d) above, (ii) will not move its chief executive office from the existing location described in Section 3(d) above, (iii) will not change its name or identity, and (iv) will not make or suffer to be made any change in its corporate or organizational structure or jurisdiction of incorporation or organization until, in each case, after receipt of a certificate from the Secured Party, signed by an officer thereof, stating that the Secured Party has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and/or confirm the security interests granted or intended to be granted herein with the priority described herein.

(g) Maintenance and Use of Equipment. The Obligors will maintain their respective Equipment in good order and condition consistent with past practice, reasonable wear and tear excepted, making all necessary repairs thereto. The Obligors will not suffer any waste or destruction of any Inventory or Equipment, nor shall any Obligor use any Equipment in violation of any applicable law or any insurance thereon. The Obligors will promptly restore or replace any Inventory or Equipment damaged or destroyed by fire or other casualty unless Obligors in the exercise of their commercial reasonable business judgment determine such restoration or replacement is not in the best interest of the Obligors’ business, and this obligation will not be limited by the availability or sufficiency of insurance proceeds. The Obligors shall promptly furnish to the Secured Party a statement as to any casualty, loss or damage in excess of $25,000 to any Inventory or Equipment.

(h) Taxes. Each Obligor promptly shall pay, as they become due and payable, all taxes, unemployment contributions and all other charges of any kind or nature levied, assessed or claimed against such Obligor or the Collateral by any Person whose claim could result in a Lien upon any of the Collateral, except to the extent such taxes, contributions or other charges are being contested in good faith and by appropriate proceedings which operate as a matter of law to stay the enforcement of any such Lien and reserves required by generally accepted accounting principles have been established and are maintained by such Obligor.

(i) Intellectual Property Rights. Each Obligor agrees that it will not sell, assign, transfer, license, dispose of, or permit to lapse any of the Collateral consisting of Intellectual Property Rights or any interest therein or grant a security interest in any of such Collateral (other than to the Secured Party) or suffer or permit to exist any other encumbrance thereon, or dispose of or disclose to any Person any trade secret, formula, process or know how not theretofore a matter of public knowledge, without, in each instance, the prior written consent of the Secured Party; provided that the foregoing restrictions shall not apply to (x) any sale, assignment, transfer, license or other disposition of any of the Borrower’s legacy intranasal assets, and (y) licenses by the Borrower of any of its Collateral consisting of Intellectual Property Rights in the ordinary course of the Borrower’s business consistent with past practice (other than licenses solely to the Borrower’s Di-Alkylated Amino Acid delivery technology); provided, however, that nothing in item (y) above shall prohibit the Borrower from licensing any of its Intellectual Property Rights, including its Di-Alkylated Amino Acid delivery technology, in connection with any multi-year target-based or therapeutic-based collaboration between the Borrower and a pharmaceutical company substantially similar to those collaborations previously discussed with the Secured Party. Each Obligor warrants that it has unencumbered title to or a license to use the Intellectual Property Rights now being used by it and full right and authority to grant to the Secured Party the within security interests in the Collateral consisting of Intellectual Property Rights. Each Obligor agrees to defend its title to (or license of) the Collateral consisting of Intellectual Property Rights (other than related to its legacy intranasal business) and to take all steps reasonably necessary to preserve its title to (or license of) the same and ability to use same, including defense of any claims of infringement and action against any infringers. If, during the term of this Security Agreement, any Obligor shall obtain rights to any new or additional United States trademark registrations, trademark applications, patents, patent applications or copyrights, the same shall automatically constitute Intellectual Property Rights subject to this Security Agreement, and the Obligors agree to give the Secured Party prompt written notice thereof, describing and identifying such Intellectual Property Rights in the same manner as on Exhibit A hereto. Upon the occurrence of any Event of Default, the Obligors will assemble and make available to the Secured Party all books, records and data, whether in written form or electronically recorded, representing any of the Intellectual Property Rights.

(j) Condemnation. Notwithstanding any taking by eminent domain or other injury to or decrease in value of the Collateral or any of the rights of any Obligor therein by action of any public or quasi-public authority or corporation, the Obligors shall continue to pay interest on the entire principal sum secured hereby until the award or payment for any such taking, injury or decrease in value shall have been actually received by the Secured Party and applied to the debt secured hereby, and any reduction in the principal sum resulting from the application by the Secured Party of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt. In the event of any such taking, injury or decrease in value, the parties shall cooperate as in Section 4(d) in order to recover any applicable proceeds. Such proceeds shall be paid to the Secured Party. The Secured Party shall make appropriate deductions from such proceeds, if any, as are actually received by it as in the case of insurance proceeds and shall give notice to the Obligors of such deductions and of the amount of the net proceeds remaining and actually held by the Secured Party (the “Eminent Domain Net Proceeds”). Eminent Domain Net Proceeds shall be dealt with in the same manner as Net Proceeds of insurance as described in Section 4(d).

(k) Delivery of Pledged Securities. All securities of each Obligor, whether now owned or hereafter acquired by such Obligor, shall be promptly delivered to the Secured Party by the Obligors (which securities, together with all other securities, security entitlements, securities accounts and shares of stock which may hereafter be delivered to the Secured Party pursuant to the terms hereof, are hereinafter called the “Pledged Securities”), shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Secured Party. Each Obligor shall inform the Secured Party promptly upon the acquisition, after the date hereof, of any securities, security entitlements and/or security accounts and shall, from time to time promptly and in accordance with the foregoing provisions, deliver to the Secured Party any and all Pledged Securities which may hereafter be acquired by such Obligor. Each Obligor will execute and deliver to the Secured Party all such control agreements with respect to Pledged Securities as the Secured Party may from time to time reasonably request, and, if requested by the Secured Party as a security device, will transfer the Pledged Securities into the name of the Secured Party or its nominee. The Secured Party may at any time or from time to time, in its sole discretion, require the Obligors to cause any chattel paper included in any Obligor’s Receivables to be delivered to the Secured Party or any agent or representative designated by it, or to cause a legend referring to the Secured Party’s security interests to be placed on such chattel paper and upon any ledgers or other records concerning any Obligor’s Receivables. Each Obligor shall inform the Secured Party promptly of the establishment of any bank account and will, upon the request of the Secured Party, deliver to the Secured Party control agreements, in form and substance reasonably satisfactory to the Secured Party, from each depository bank. Nothing contained herein will be deemed to permit any Obligor to have or maintain any bank account at a bank other than the Secured Party, except to the extent (if any) expressly authorized by the Loan Agreement.

After the occurrence and during the continuance of an Event of Default, the Secured Party may cause any or all of the Pledged Securities to be transferred of record into the Secured Party’s name. The Obligors will promptly give to the Secured Party copies of any notices or other communications received by any Obligor with respect to Pledged Securities registered in the name of such Obligor.

Unless an Event of Default shall occur and be continuing and the Secured Party shall have given written notice to the Obligors of its election to so vote, the relevant Obligor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to its Pledged Securities and to exercise conversion rights with respect to the convertible securities included therein, and the Secured Party shall, upon receiving a written request from the relevant Obligor accompanied by a certificate signed by its principal financial officer stating that no Event of Default has occurred and is continuing, deliver to such Obligor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers as the Secured Party shall approve in respect of any Pledged Securities which are registered in the Secured Party’s name, and make such arrangements with respect to the conversion of convertible securities as shall be specified in such Obligor’s request and shall be in form and substance satisfactory to the Secured Party.

If an Event of Default shall occur and be continuing, and provided the Secured Party elects to exercise the rights hereinafter set forth by written notice to the Obligors of such election, the Secured Party shall have the right to the extent permitted by law, and each Obligor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers and take any other action with respect to all the Pledged Securities with the same force and effect as if the Secured Party were the absolute and sole owner thereof. The curing of any such Event of Default shall not divest Secured Party of its rights hereunder unless and until the Secured Party in writing reinstates the rights of the Obligors that existed prior to the occurrence of the breach.

5. Secured Party Appointed Attorney-in-Fact. (a) Each Obligor hereby irrevocably appoints the Secured Party as such Obligor’s attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default in the name, place and stead of such Obligor, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

(i) to obtain and adjust any insurance required pursuant to this Security Agreement and/or the Loan Agreement;

(ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittances for monies due and to become due under or in respect of any of the Collateral;

(iii) to receive, endorse and collect any notes, drafts or other instruments, documents and chattel paper;

(iv) to file any claims or take any action or institute any proceedings for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

(v) to sign the name of such Obligor on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules;

(vi) to defend any suit, action or proceeding brought against such Obligor in respect of any Collateral, to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;

(vii) to notify the U.S. Postal Service authorities to change the address for delivery of mail to an address designated by the Secured Party and to open and dispose of mail addressed to the Obligor; and, generally,

(viii) to do all things necessary to carry out the intent of this Security Agreement.

(b) The power of attorney granted pursuant to this Section 5 is a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in full.

6. Secured Party May Perform. If the Obligors fail to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Obligors, jointly and severally, as provided under Section 9 hereof, with interest at the Default Rate.

7. Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral actually in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall have no duty as to any Collateral. The Secured Party shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Secured Party’s gross negligence or willful misconduct. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own like property, it being understood that the Secured Party shall be under no obligation to take any necessary steps to collect any Collateral or preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of the Obligors and shall be added to the Obligations.

8. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC and also may without limitation:

(i) require the Obligors to, and each Obligor hereby agrees that it will, at its expense and the upon reasonable request of the Secured Party, forthwith assemble all or any part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party which is or are reasonably convenient to the respective parties;

(ii) itself or through agents, without notice to any Person and without judicial process of any kind, enter any Obligor’s Premises (or any other premises or location where any Collateral may be) and take physical possession of any Collateral or disassemble, render unusable and/or repossess any of the same, and the Obligors shall peacefully and quietly yield up and surrender the same; and

(iii) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable.

(b) The Secured Party may maintain possession of Collateral at the Premises or remove the same or any part thereof to such places as the Secured Party may elect. Each Obligor waives all rights that it would otherwise have under any applicable law to prohibit entry to any premises or to require notice of any such action, to the maximum extent permitted by applicable law. Each Obligor agrees that, to the extent notice of sale shall be required by law, 10 days’ prior written notice to the Obligors shall constitute reasonable notification. Notice of any public sale shall be sufficient if it describes the Collateral to be sold in general terms, stating the items or amounts thereof and the location and nature thereof, and is published at least once in any newspaper selected by the Secured Party and of general circulation in the locale of such sale, not less than 10 days prior to the sale. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given and may be the purchaser at any such sale, if public, to the extent permitted by applicable law, free from any right of redemption. The Obligors shall be fully liable for any deficiency, jointly and severally. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, shall (subject to Sections 4(d) and 4(j) with respect to insurance and condemnation proceeds) be applied by the Secured Party in accordance with the Loan Agreement.

9. Expenses and Indemnification. Each Obligor, jointly and severally, agrees to reimburse the Secured Party for and to indemnify and hold harmless the Secured Party, from and against any and all liability, loss, damage, and all costs or expenses (including, without limitation, reasonable fees and disbursements of counsel, experts and agents) imposed on, incurred by or asserted against the Secured Party arising out of or in connection with: preparation of this Security Agreement, the documents relating hereto, or amendments, modifications or waivers hereof; taxes (excluding any corporate excise or income taxes payable by the Secured Party by reason hereof or otherwise) and other governmental charges in connection with this Security Agreement and the Collateral; exercise of the Secured Party’s rights with respect to this Security Agreement and the Collateral; any enforcement, collection or other proceedings resulting therefrom or any negotiations or other measures to preserve the Secured Party’s rights hereunder; the custody or preservation of, or the sale of or other realization upon, any of the Collateral; any failure by any Obligor to perform or observe any of the provisions of this Security Agreement; any investigative, administrative or judicial proceeding (whether or not the Secured Party is designated a party thereto) relating to or arising out of this Security Agreement; or any bankruptcy, insolvency or other similar proceeding relating to any Obligor, unless the party seeking indemnity was at fault with respect to such liability, loss, damage, cost or expense or acted in bad faith with respect thereto. Each Obligor’s obligations under the preceding sentence shall constitute Obligations and shall survive the termination of this Security Agreement.

10. Termination. This Security Agreement shall remain in full force and effect until the date on which no Obligation remains outstanding and all credit facilities now or hereafter provided by the Secured Party for any Obligor have terminated or expired. Upon the satisfaction in full of all of the Obligations and the termination or expiration of all credit facilities now or hereafter provided by the Secured Party for any Obligor, the Secured Party shall, at the Obligors’ expense, execute and deliver to the Obligors all instruments of assignment or otherwise as may be necessary to establish full title of the Obligors to any of the Collateral, subject to any prior sale or other disposition thereof pursuant to Section 8. Until then, this Security Agreement shall itself constitute conclusive evidence of the validity, effectiveness and continuing force hereof, and any Person may rely hereon.

11. Waiver; Rights Cumulative. No failure to exercise and no delay in exercising, on the part of the Secured Party, any right or remedy hereunder or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. Waiver by the Secured Party of any right or remedy on any one occasion shall not be construed as a bar to or waiver thereof or of any other right or remedy on any future occasion. The Secured Party’s rights and remedies hereunder and under the Loan Documents shall be cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

The provisions of this Security Agreement are not in derogation or limitation of any obligations, liabilities or duties of the Obligors under any of the other Loan Documents or any other agreement with or for the benefit of the Secured Party. No inconsistency in default provisions between this Security Agreement, any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Obligors contained herein, nor any right or remedy of the Secured Party contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement. No reference in this Security Agreement to any other indebtedness now or hereafter incurred by the Borrower will be deemed a consent or waiver of any provision of the Loan Documents that prohibits or limits such indebtedness.

12. Severability. In the event that any provision of this Security Agreement or the application thereof to any Person, property or circumstance shall be held to any extent to be invalid or unenforceable, the remainder of this Security Agreement and the application of such provision to Persons, properties and circumstances other than those as to which it has been held invalid or unenforceable shall not be affected thereby, and each provision of this Security Agreement shall be valid and enforceable to the fullest extent permitted by law.

13. Binding Effect; Assignment. This Security Agreement shall be binding upon the Obligors and their respective successors and assigns and shall inure to the benefit of the Obligors and the Secured Party and their respective permitted successors and assigns. All representations, warranties, covenants and agreements of the Obligors contained in this Security Agreement shall be deemed to be joint and several representations, warranties, covenants and agreements of the Obligors, whether or not expressly so stated herein.

14. Notices. All notices and other communications under or relating to this Security Agreement shall be given in the manner and to the addresses of the parties provided for in the Loan Agreement (or, in the case of the Guarantors, the Guaranty).

15. Headings. Section headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose.

16. Governing Law. This Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, except to the extent that other laws of another jurisdiction may govern the perfection of security interests granted by any Obligor due to the jurisdiction of incorporation of the relevant Obligor.

17. Jury Waiver. As to any dispute or claim arising hereunder or under any of the other Loan Documents, the parties waive all rights to trial by jury, as further set forth in the Loan Agreement (as to the Borrower) or in the Guaranty (as to the Guarantors).

18. Concerning the Secured Party. (a) The Secured Party may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(b) The Secured Party shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it.

(c) In the event of any conflict between the provisions hereof and the provisions of any other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of the Collateral, the Secured Party, in its sole discretion, shall select which provision or provisions shall control.

[Signature pages follow.]

IN WITNESS WHEREOF, the Obligors and the Secured Party have caused this Security Agreement to be executed, as an instrument under seal, by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:
MDRNA, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President and Chief Executive

GUARANTORS:
ATOSSA HEALTHCARE, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President

MDRNA RESEARCH, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President

CALAIS ACQUISITION CORP.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President

SECURED PARTY:

CEQUENT PHARMACEUTICALS, INC.

By:	/s/ Peter D. Parker
Name:	Peter D. Parker
Title:	President and Chief Executive Officer

Signature Page to Security Agreement (All Assets)

EXHIBIT LIST

EXHIBIT A – Intellectual Property

EXHIBIT B – Locations of Collateral

EXHIBIT C – Tradenames; Corporate and Other Entity Names Used in Last Five Years

EXHIBIT D – Filing Offices

EXHIBIT E – Bank accounts; brokerage accounts, investment accounts and other securities